                           SCHEDULE 14A INFORMATION

                 Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_] Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-
    6(e)(2))
[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                              Homestore.com, Inc.
               (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

  Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
  1)  Title of each class of securities to which transaction applies:

  2)  Aggregate number of securities to which transaction applies:

  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

  4)  Proposed maximum aggregate value of transaction:

  5)  Total fee paid:
[_] Fee paid previously with preliminary materials:
[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
  1)  Amount previously paid:

  2)  Form, Schedule or Registration Statement No.:

  3)  Filing Party:

  4)  Date Filed:

                            [LOGO OF homestore.com]

                   Notice of Annual Meeting of Stockholders

                           To Be Held April 12, 2000

                               ----------------

To Our Stockholders:

   The annual meeting of stockholders (the "Annual Meeting") of Homestore.com, Inc., a Delaware corporation (the "Company"), will be held on April 12, 2000 at 2:00 p.m. at the City of Thousand Oaks Civic Arts Plaza located at 2100 Thousand Oaks Boulevard, Thousand Oaks, California, for the following purposes:

  1. To elect two Class I directors to serve for a term of three years and until their successors are duly elected and qualified;

  2. To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for the year ending December 31, 2000; and

  3. To transact such other business as may properly come before the meeting or any adjournment thereof.

   Only stockholders of record at the close of business on March 13, 2000 are entitled to receive notice of and to vote at the Annual Meeting.

   All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if he or she previously returned a proxy.

                                          By Order of the Board of Directors,

                                          /s/ John M. Giesecke, Jr.
                                          John M. Giesecke, Jr.
                                          Executive Vice President, Chief
                                          Financial Officer and Secretary

Thousand Oaks, California
March 13, 2000

--------------------------------------------------------------------------------

                            YOUR VOTE IS IMPORTANT

  IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND
                     RETURN IT IN THE ENCLOSED ENVELOPE.

--------------------------------------------------------------------------------

                            [LOGO OF homestore.com]


                      225 West Hillcrest Drive, Suite 100
                        Thousand Oaks, California 91360

                               ----------------

                                PROXY STATEMENT

                               ----------------

   This proxy statement is furnished on behalf of the Board of Directors of Homestore.com, Inc., a Delaware corporation ("Homestore" or the "Company"), for use at Homestore's annual meeting of stockholders (the "Annual Meeting") to be held on April 12, 2000 at 2:00 p.m., and at any postponements or adjournments thereof. The Annual Meeting will be held at the City of Thousand Oaks Civic Arts Plaza located at 2100 Thousand Oaks Boulevard, Thousand Oaks, California.

   These proxy solicitation materials were mailed on or about March 20, 2000 to all stockholders entitled to vote at the Annual Meeting.

                               ABOUT THE MEETING

What is the purpose of the Annual Meeting?

   At the Company's Annual Meeting, stockholders will vote on the matters outlined in the notice of meeting on the cover page of this proxy statement, including election of directors and ratification of the Company's independent accountants.

Who is entitled to vote?

   Only stockholders of record at the close of business on the record date, March 13, 2000 (the "Record Date"), are entitled to vote at the Annual Meeting, or any postponements or adjournments of the meeting.

What are the Board's recommendations on the proposals?

   The Board of Directors recommends a vote FOR each of the nominees and FOR the ratification of PricewaterhouseCoopers LLP as independent accountants for the year ending December 31, 2000.

How do I vote?

   Sign and date each proxy card you receive and return it in the postage-prepaid envelope enclosed with your proxy materials. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person.

   If your shares are held by your broker or bank, in "street name," you will receive a form from your broker or bank seeking instructions as to how your shares should be voted. If you do not instruct your broker or bank how to vote, your broker or bank will vote your shares if it has discretionary power to vote on a particular matter.

Can I change my vote after I return my proxy card?

   Yes, you have the right to revoke your proxy at any time before the Annual Meeting by notifying the Secretary of the Company in writing, voting in person or returning a later-dated proxy card.

Who will count the vote?

   Chase Mellon Shareholder Services, L.L.C. ("ChaseMellon") will count the votes and act as the inspector of election.

What shares are included on the proxy card(s)?

   The shares on your proxy card(s) represent ALL of your shares. If you do not return your proxy card(s), your shares will not be voted.

What does it mean if I get more than one proxy card?

   If your shares are registered differently and are in more than one account, you will receive more than one proxy card. Sign and return all proxy cards to ensure that all your shares are voted. We encourage you to have all accounts registered in the same name and address (whenever possible). You can accomplish this by contacting our transfer agent, ChaseMellon (800-356-2017), or, if your shares are held in "street name," by contacting the broker or bank who holds your shares.

How many shares can vote?

   As of the Record Date, 76,771,218 shares of common stock, the only voting securities of the Company, were issued and outstanding. Every stockholder is entitled to one vote for each share of common stock held.

What is a "quorum"?

   A "quorum" is a majority of the outstanding shares entitled to vote. They may be present in person or represented by proxy. For the purposes of determining a quorum, shares held by brokers or nominees for which the Company receives a signed proxy will be treated as present even if the broker or nominee does not have discretionary power to vote on a particular matter or if instructions were never received from the beneficial owner. These shares are called "broker non-votes." Abstentions will be counted as present for quorum purposes.

What is required to approve each proposal?

   For the election of the Class I directors, once a quorum has been established, the nominees for director who receive the most votes will become Class I directors of the Company. To ratify the appointment of the independent accountants, a majority of the shares represented at the Annual Meeting, either in person or by proxy, must be voted in favor of the proposal.

   If a broker indicates on its proxy that it does not have discretionary authority to vote on a particular matter, the affected shares will be treated as not present and not entitled to vote with respect to that matter, even though the same shares may be considered present for quorum purposes and may be entitled to vote on other matters.

What happens if I abstain?

   Proxies marked "abstain" will be counted as shares present for the purpose of determining the presence of a quorum, but for purposes of determining the outcome of a proposal, shares represented by such proxies will not be treated as affirmative votes. For proposals requiring an affirmative vote of a majority of the shares present, an abstention is equivalent to a "no" vote.

How will the Company solicit proxies?

   ChaseMellon was retained by the Company to assist in the distribution of proxy materials and solicitation of votes. The cost of soliciting proxies, which will be conducted by mail, will be borne by the Company. These costs will include the expense of preparing and mailing proxy solicitation materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their reasonable out-of-pocket expenses for forwarding proxy solicitation materials to stockholders. Proxies may also be solicited in person, by telephone, or by facsimile by directors, officers and employees of the Company without additional compensation.

                         ITEM 1--ELECTION OF DIRECTORS

   The Bylaws of the Company presently provide that the Company shall have at least one and not more than nine directors, the exact number to be fixed by resolution of the Board of Directors from time to time. The Board has fixed the number of directors at seven. The Bylaws of the Company also provide for the Board of Directors to be divided into three classes as nearly equal in size as possible with staggered three-year terms. The term of office for Class I, Class II and Class III directors will expire at the annual meeting of stockholders to be held in 2000, 2001 and 2002, respectively: the term of office for Class I directors elected at this Annual Meeting will expire at the annual meeting of stockholders to be held in 2003.

   Unless otherwise instructed, the proxyholders will vote the proxies received by them for the two nominees named below. If any nominee of the Company is unable or declines to serve as a Class I director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the present Board of Directors to fill the vacancy.

   The nominees for election as Class I directors are:

Nigel D. T. Andrews                                     Director since July 1999

   Mr. Andrews, 52, has served as a director of Homestore since July 1999. He is an Executive Vice President of General Electric Capital Corporation, or GE Capital, where he has served since August 1993. Prior to his present position with GE Capital, from August 1990 to August 1993, Mr. Andrews was Vice President and General Manager of GE Plastics Americas. Earlier, he was Vice President and General Manager of GE Silicones. He joined General Electric in 1987 as Vice President of Corporate Business Development and Planning after nearly 10 years with Booz, Allen & Hamilton, a management consulting firm. He serves on the boards of directors of Penske Corporation, Consumer Financial Network, and Weatherford Global. Mr. Andrews received a B.S. from the University of Sheffield, England and an M.B.A. from the London Business School.

Richard R. Janssen                                      Director since July 1993

   Mr. Janssen, 50, served as President and Chief Operating Officer of Homestore from December 1996 through March 1999. Mr. Janssen was a founder of InfoTouch Corporation ("InfoTouch"), which was a predecessor entity of the Company. He served as President and Chief Executive Officer, and was a director of InfoTouch from July 1993 until February 1999, when InfoTouch merged with NetSelect, Inc., which was also a predecessor entity of the Company. Previously, Mr. Janssen was President of Janssen & Associates, a consulting firm specializing in strategic planning, and co-founded Delphi Information Systems, Inc., an insurance software company, holding various positions, including Chairman of the Board, Chief Executive Officer and President. Mr. Janssen received a B.S. in mathematics and computer science and in economics from the University of California at Los Angeles.

Recommendation of the Board

   THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE NOMINEES LISTED ABOVE.

Board Meetings and Committees

   The Board of Directors of the Company held a total of 13 meetings during the fiscal year ended December 31, 1999. During that period, no incumbent director attended fewer than 75% of the total number of meetings of the Board of Directors, or the total number of meetings of all committees of the Board of Directors on which that director served. The Board of Directors has an Audit Committee, a Compensation Committee and a Nominations Committee.

   The Audit Committee consists of Nigel D. T. Andrews, William E. Kelvie and Kenneth K. Klein. The Compensation Committee and the Nominations Committee each consists of Michael Brooks, L. John Doerr and Joe F. Hanauer. The Audit Committee reviews the Company's financial statements and accounting practices, makes recommendations to the Board regarding the selection of independent auditors and reviews the results and scope of the audit and other services provided by the Company's independent auditors. The Audit Committee held five meetings during 1999. The Compensation Committee makes recommendations to the Board concerning salaries and incentive compensation for our officers and employees, and administers the Company's stock plans and employee benefit plans. The Compensation Committee held 12 meetings during 1999. The Nominations Committee makes recommendations to the Board concerning Board composition and recruiting of new members. The Nominations Committee held six meetings during 1999. The Nominations Committee is not presently considering nominee recommendations from security holders.

Director Compensation

   Directors do not receive cash compensation for their services as directors but are reimbursed for their reasonable and necessary expenses in attending Board and committee meetings.

   During 1999, each non-employee director was granted an option to purchase 15,000 shares of the Company's common stock under the 1999 Stock Incentive Plan with the exception of Messrs. Hanauer and Klein, who each received options to purchase 40,000 shares of the Company's common stock. Immediately following each annual meeting of stockholders, each non-employee director will automatically be granted an additional option to purchase 7,500 shares under that plan if the director has served continuously as a member of the Board for a period of at least one year since the date of the director's initial grant. The Board may, in its discretion, grant an additional number of options depending on the level of additional services performed by any particular member of the Board. Each option will have an exercise price equal to the fair market value of the Company's common stock on the date of grant and will have a ten-year term, but will terminate within a specified time, as defined in the 1999 Stock Incentive Plan, following the date the option holder ceases to be a director or consultant. Except as otherwise provided by the Board of Directors, each of these options will be immediately exercisable and fully vested.

                                  MANAGEMENT

Executive Officers and Directors

   The following table sets forth information regarding our executive officers and our Class I nominees and Class II and III directors.

          Name            Age                            Position
          ----            ---                            --------
Stuart H. Wolff,
 Ph.D. .................   36 Chairman of the Board and Chief Executive Officer
Michael A Buckman.......   52 President and Chief Operating Officer
John M. Giesecke, Jr. ..   38 Executive Vice President, Chief Financial Officer and Secretary
Peter B. Tafeen.........   30 Executive Vice President, Business Development
M. Jeffrey Charney......   40 Senior Vice President, Corporate Marketing and Communications
Catherine Kwong Giffen..   34 Senior Vice President, Human Resources and Administration
David M. Rosenblatt.....   35 Senior Vice President, General Counsel
Joseph J. Shew..........   34 Vice President, Finance
Nigel D.T. Andrews(1)...   52 Director
L. John Doerr(2)........   48 Director
Joe F. Hanauer(2).......   61 Director
Richard R. Janssen......   50 Director
William E. Kelvie(1)....   52 Director
Kenneth K. Klein(1).....   56 Director

--------
(1) Member of Audit Committee.

(2) Member of Compensation and Nominations Committees.

   The Company's executive officers and directors are also executive officers and directors of its subsidiary RealSelect, Inc., and Mr. Buckman is also a director of RealSelect, Inc. Under the terms of the Company's stockholders agreement relating to RealSelect, the National Association of REALTORS(R) (the "NAR") has the right to appoint two members to the RealSelect board of directors. See "Related Party Transactions." The two directors of RealSelect appointed by the NAR are Mr. Hanauer and Mr. Terrence M. McDermott, Executive Vice President of the NAR.

   Stuart H. Wolff, Ph.D. joined Homestore in November 1996 as Chairman and Chief Executive Officer. From September 1994 to September 1996, Dr. Wolff was Vice President of Business Services at TCI Interactive and at AND Interactive, subsidiaries of TCI Communications, Inc., a cable company. Prior to his tenure at TCI Communications, Inc. Dr. Wolff was an engineer at IBM and a research scientist at AT&T Bell Labs. In 1986 he was recognized by the Japanese Ministry of Education and awarded the Monbushu Fellowship at the Tokyo Institute of Technology. Dr. Wolff received a B.S. in electrical engineering from Brown University and an M.E.E. and Ph.D. in electrical engineering from Princeton University.

   Michael A. Buckman joined Homestore in February 1999 as President and Chief Operating Officer. Prior to joining Homestore, Mr. Buckman served as Chief Executive Officer for Worldspan Travel Information Services, a worldwide travel reservation and airline support services organization, since June 1995. From January 1992 to June 1995, Mr. Buckman was Executive Vice President of American Express Company. Prior to his tenure at American Express, he was Chief Operating Officer of Lifeco Services Corporation, a travel services company, and President of the Sabre Travel Information Network, a travel distribution company. Mr. Buckman received a B.B.A. from the University of Texas and an M.B.A. from the University of Missouri.

   John M. Giesecke, Jr. joined Homestore in June 1998 as Vice President of Finance, was appointed as Secretary in August 1998 and was promoted to Executive Vice President and Chief Financial Officer in December 1998. From March 1994 to March 1998, Mr. Giesecke was Vice President of Corporate Controllership in charge of worldwide controllership activities for The Walt Disney Company. Prior to his tenure at The Walt Disney Company, Mr. Giesecke spent eight years as a certified public accountant with Price Waterhouse LLP, most recently as Senior Manager. Mr. Giesecke received a B.S. in business and public administration from the University of Arizona.

   Peter B. Tafeen joined Homestore in September 1997 as Executive Vice President of Business Development. From June 1995 to September 1997, Mr. Tafeen served as Director of Business Development for PointCast Incorporated, an Internet software company. Prior to his tenure at PointCast, from March 1993 to June 1995, Mr. Tafeen served as an Area Director for the Gartner Group, Inc., a technology consulting company. Mr. Tafeen received a B.S. in political science from the University of Massachusetts at Amherst.

   M. Jeffrey Charney joined Homestore in June 1999 as Senior Vice President of Marketing and Communications. From June 1994 to June 1999, Mr. Charney served as Senior Vice President of Marketing and Communications for Kaufman and Broad Home Corporation, a real estate development company. Prior to joining Kaufman and Broad, Mr. Charney served as Director of Advertising and Employee Communications for Rockwell International from 1988 through 1994. Earlier, from 1982 through 1988, he managed public relations at Raytheon Corporation. Mr. Charney received his B.A. in Journalism (Advertising/Public Relations) from the University of South Carolina and his M.A. in Journalism from Ohio State University.

   Catherine Kwong Giffen joined Homestore in April 1998 as Senior Vice President of Human Resources and Administration. Prior to joining Homestore, Ms. Giffen served from April 1994 to April 1998 as Vice President of Human Resources and Administration of Iwerks Entertainment, Inc., an entertainment company. Previously she has served as Vice President of Human Resources for the Real Estate Industries Division of BankAmerica Corporation and Vice President of Human Resources for the Securities Lending and Mortgage-Backed Securities Division of Security Pacific National Bank. Ms. Giffen received a B.A. in political science from the University of California at Los Angeles.

   David M. Rosenblatt joined Homestore in October 1998 as Senior Vice President, General Counsel. Prior to joining Homestore, Mr. Rosenblatt was Senior Product Manager for Intuit Inc.'s QuickenMortgage from August 1997 to October 1998. Prior to his tenure at Intuit, Mr. Rosenblatt founded and served as President of CyberSports, Inc., a software company, from January 1995 to February 1999. He practiced corporate law for Weil, Gotshal & Manges LLP and for Chadbourne & Parke LLP from 1990 to January 1996. Mr. Rosenblatt received an M.B.A. from the Harvard University Graduate School of Business, a J.D. from Northwestern University School of Law and a B.A. in accounting from Pennsylvania State University.

   Joseph J. Shew joined Homestore in August 1998 as Controller and was promoted to Vice President of Finance in January 1999. From October 1994 to August 1998, Mr. Shew was Director of Corporate Controllership for The Walt Disney Company. Prior to his tenure at Disney, Mr. Shew spent six years as a certified public accountant with Price Waterhouse LLP, most recently as Manager. Mr. Shew received a B.S. in accounting from Villanova University.

   Nigel D. T. Andrews: See "Item 1--Election of Directors."

   L. John Doerr has served as a director of Homestore since August 1998. He has been a general partner of Kleiner Perkins Caufield & Byers since September 1980. Prior to his tenure at Kleiner Perkins, Mr. Doerr was employed by Intel Corporation for five years. He serves on the boards of directors of Amazon.com, Inc., @Home Corporation, Intuit Inc., Platinum Software Corporation and Sun Microsystems, Inc. Mr. Doerr received a B.S.E.E and an M.E.E from Rice University and an M.B.A. from the Harvard University Graduate School of Business.

   Joe F. Hanauer has served as a director of Homestore since November 1996. Since 1988, Mr. Hanauer, through Combined Investments, L.P., has directed investments in companies primarily involved in real estate and financial services. Mr. Hanauer is former Chairman of Grubb & Ellis Company and former Chairman of Coldwell Banker Residential Group, Inc. Mr. Hanauer is a director of Grubb & Ellis Company, MAF Bancorp, Inc. and Regit, Inc., a national insurance broker. Mr. Hanauer is a member of the Executive Committees of the National Association of REALTORS. Mr. Hanauer received a B.S. in business administration from Roosevelt University.

   Richard R. Janssen: See "Item 1--Election of Directors."

   William E. Kelvie has served as a director of Homestore since August 1998. He is Chief Information Officer responsible for information technology systems at Fannie Mae, including its technology business and its internal systems. Mr. Kelvie joined Fannie Mae in 1990 as Senior Vice President and Chief Information Officer. Prior to his tenure at the Federal National Mortgage Association, Mr. Kelvie was a partner with Nolan, Norton & Co., a management consulting company specializing in information technology strategies and plans and served in various capacities with The Dexter Corporation, a specialized manufacturing company, and The Travelers Insurance Company, an insurance and financial services company. Mr. Kelvie received a B.S. in english literature from Tufts University and an M.S. in english literature from Trinity College.

   Kenneth K. Klein has served as a director of Homestore since August 1998. He has served as President and Chief Executive Officer of Kleinco Construction Services, Inc., a general contracting company, since 1980. Mr. Klein is National Vice President and a member of the Executive Committee of the National Association of Home Builders. Mr. Klein is a past Chairman of the Board of the Home Builders Institute, a national organization that teaches building-craft skills. Mr. Klein received a B.S. in accounting from Oklahoma State University.

                         SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth information relating to beneficial ownership of the Company's common stock as of February 29, 2000, by (1) each stockholder known by the Company to be the beneficial owner of 5% or more of the Company's common stock, (2) each of the Company's directors, (3) each executive officer listed in the summary compensation table and (4) all directors and executive officers as a group.

   Beneficial ownership is determined under rules of the Securities and Exchange Commission (the "SEC") and generally includes voting or investment power with respect to securities. The information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to the Company's knowledge, the persons and entities named in the table have sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days of February 29, 2000 are deemed to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise noted, the address for each stockholder listed is c/o Homestore.com, Inc., 225 West Hillcrest Drive, Suite 100, Thousand Oaks, California 91360.

                                                                 Shares
                                                           Beneficially Owned
                                                           ------------------
Name of Beneficial Owner
                                                             Number   Percent
------------------------                                   ---------- -------
L. John Doerr(1)..........................................  9,691,195  12.9%
  Kleiner Perkins Caufield & Byers
Michael C. Brooks(2)......................................  4,534,171   6.0
  Whitney Equity Partners, L.P.
Joe F. Hanauer(3)(4)......................................  4,521,988   6.0
  Ingleside Interests, L.P.
National Association of REALTORS(4).......................  4,025,640   5.4
Nigel D. T. Andrews(5)....................................  3,554,300   4.7
  General Electric Capital Corporation and an affiliated
   entity
Stuart H. Wolff, Ph.D.(6).................................  3,373,090   4.5
William E. Kelvie(7)......................................  2,098,335   2.8
  Fannie Mae
Richard R. Janssen(8).....................................  1,267,030   1.7
Michael A. Buckman(9).....................................    713,163   1.0
Kenneth K. Klein(10)......................................    545,796     *
  National Association of Home Builders
Peter B. Tafeen(11).......................................    459,826     *
John M. Giesecke, Jr.(12).................................    451,648     *
David M. Rosenblatt(13)...................................    275,656     *
All 15 directors and executive officers as a group(14).... 32,086,453  42.0

--------
  *  Represents beneficial ownership of less than 1%.

 (1) Includes 8,917,630 shares held by Kleiner Perkins Caufield & Byers VIII, 516,665 shares held by KPCB VIII Founders Fund and 241,900 shares held by KPCB Information Sciences Zaibatsu Fund II. L. John Doerr is a general partner of the general partner of these funds. Mr. Doerr disclaims beneficial ownership of shares held by these entities except to the extent of his pecuniary interest in these entities. Also includes 15,000 shares subject to options that are held by Mr. Doerr that are vested and exercisable. The address of Kleiner Perkins Caufield & Byers is 2750 Sand Hill Road, Menlo Park, CA 94025.

 (2)  Includes 4,519,171 shares held by Whitney Equity Partners, L.P. Michael
      C. Brooks, currently a director of the Company who will not continue as a director after the Annual meeting, is a managing member of the general partner of this fund. Mr. Brooks disclaims beneficial ownership of shares held by this entity except to the extent of his pecuniary interest in these entities. Also includes 15,000 shares subject to options that are held by Mr. Brooks that are vested and exercisable. The address of Whitney Equity Partners, L.P. is 177 Broad Street, Stamford, CT 06901.

 (3) Includes the shares held by the NAR, of which Mr. Hanauer is a member of the Executive Committees. Mr. Hanauer disclaims beneficial ownership of shares held by this association. Also includes 456,348 shares held by Ingleside Interests, L.P. Mr. Hanauer is a general partner of this entity. Mr. Hanauer disclaims beneficial ownership of shares held by this entity except to the extent of his pecuniary interest in this entity. Also includes 40,000 shares subject to options that are held by Mr. Hanauer that are vested and exercisable.

 (4)  The address of the NAR is 430 North Michigan Avenue, Chicago, IL 60611.

 (5) Includes 3,539,300 shares held by General Electric Capital Corporation and an affiliated entity, GE Capital Equity Investments, Inc. Mr. Andrews is an Executive Vice President of GE Capital. Mr. Andrews disclaims beneficial ownership of these shares. Also includes 15,000 shares subject to options that are held by Mr. Andrews that are vested and exercisable. The address of General Electric Capital Corporation is 260 Long Ridge Road, Stamford, CT 06927.

 (6) Includes 2,873,090 shares held by Dr. Wolff, of which 828,125 are subject to our right to repurchase these shares. This right of repurchase lapses with respect to 30,728 shares per month. Also includes 500,000 shares subject to options that are exercisable as of April 29, 2000.

 (7) Includes 2,083,335 shares held by Fannie Mae. Mr. Kelvie is the Chief Information Officer of Fannie Mae. Mr. Kelvie disclaims beneficial ownership of any shares held by Fannie Mae. Also includes 15,000 shares subject to options that are held by Mr. Kelvie that are vested and exercisable. The address of Fannie Mae is 3900 Wisconsin Ave. NW, Washington, DC 20016.

 (8) Includes 15,000 shares subject to options that are held by Mr. Janssen that are vested and exercisable.

 (9) Includes 713,163 shares held by Mr. Buckman, of which 562,500 are subject to our right to repurchase these shares. This right of repurchase lapses with respect to 15,625 shares per month.

(10) Includes 509,796 shares held by NAHB, of which Mr. Klein is a member of the Executive Committee. Mr. Klein disclaims beneficial ownership of all shares held by this association. Also includes 36,000 shares subject to options that are held by Mr. Klein that are vested and exercisable.

(11) Includes 345,602 shares held by Mr. Tafeen, of which 178,126 are subject to our right to repurchase these shares. This right of repurchase lapses with respect to 7,811 shares per month. Also includes 114,224 shares subject to options that are exercisable as of April 29, 2000.

(12) Includes 167,058 shares held by Mr. Giesecke, of which 93,744 are subject to our right to repurchase these shares. This right of repurchase lapses with respect to 3,645 shares per month. Also includes 284,590 shares subject to options that are exercisable as of April 29, 2000.

(13) Includes 200,201 shares held by Mr. Rosenblatt, of which 137,358 are subject to our right to repurchase these shares. This right lapses with respect to 6,249 shares per month. Also includes 75,455 shares subject to options that are exercisable as of April 29, 2000.

(14) Includes the shares beneficially owned by the persons and entities described in footnotes (1)-(13). Also includes an additional 294,294 shares held by other officers and 357,473 shares subject to options held by those other officers that are exercisable as of April 29, 1999.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

   The following table sets forth all compensation paid or accrued during 1999 and 1998 to the Company's Chief Executive Officer and the four other most highly compensated executive officer whose salary and bonus for 1999 and 1998 was more than $100,000.

                                                                    Long Term
                                                                   Compensation
                                                                   ------------
                                              Annual Compensation   Securities
                                              --------------------  Underlying
Name and Principal Position              Year Salary ($) Bonus ($) Options (#)
---------------------------              ---- ---------- --------- ------------
Stuart H. Wolff, Ph.D. ................. 1999  197,308    250,000     500,000
  Chairman of the Board and Chief        1998  185,538    100,000   1,475,000
   Executive Officer
Michael A. Buckman...................... 1999  127,019    250,000     750,000
  President and Chief Operating Officer  1998      --         --          --
John M. Giesecke, Jr. .................. 1999  157,846    100,000     100,000
  Executive Vice President, Chief        1998   71,417     29,000     375,000
   Financial Officer and
  Secretary
Peter B. Tafeen ........................ 1999  157,846    100,000     134,375
  Executive Vice President, Business     1998  156,442     52,500     125,000
   Development
David M. Rosenblatt..................... 1999  152,077     48,000     175,000
  Senior Vice President, General Counsel 1998   31,124     14,000     175,000

   Mr. Buckman commenced his employment in February 1999. Mr. Giesecke commenced his employment in June 1998. Mr. Rosenblatt commenced his employment in October 1998.

Employment-Related Agreements

  Dr. Wolff

   In August 1998, the Company entered into a three-year employment agreement with Stuart H. Wolff, Ph.D. Under this agreement:

   Compensation. Dr. Wolff initially received a base salary equal to $200,000 per year for the first year of the agreement. His salary can be increased by the board in subsequent years. Dr. Wolff is also eligible to receive a target bonus of 100% of his base salary for that year. He also receives an automobile and cellular phone allowance of up to $4,800 per year.

   Acceleration of stock option vesting. If the Company is acquired or if a change in control of Homestore occurs, 50% of his then unvested options will immediately become vested.

   Termination of employment. If Dr. Wolff's employment is terminated without cause or if Dr. Wolff resigns for "good reason," he will be entitled to receive an amount equal to his annual base salary and his stock options will continue to vest for another 12 months. Good reason includes a material reduction in his duties or responsibilities or a reduction in his salary. "Cause" is defined as: (a) the executive's material breach of the agreement,
(b) conviction of the executive for any crime constituting a felony or moral turpitude, or any other criminal act against Homestore, or (c) willful misconduct which damages Homestore.

  Mr. Buckman

   In February 1999, the Company entered into an at-will employment agreement with Michael A. Buckman. Under this agreement:

   Compensation. Mr. Buckman initially received a base salary equal to $200,000 per year. Mr. Buckman may also be eligible to receive an annual bonus in an amount up to 125% of his base salary with a guaranteed first year bonus of $250,000. In addition, the Company granted Mr. Buckman an option to purchase 750,000 shares of our common stock, subject to vesting requirements. Mr. Buckman will also be entitled to receive a supplemental cash bonus based upon the market price of our common stock during (1) the eight week period following the anniversary of his employment agreement and (2) the year following the anniversary of his employment agreement. The total amount of this supplemental cash bonus will in no event exceed $450,000 for the first year or $700,000 for the second year and is subject to downward adjustment for the first year based on specified events occurring during the second year. Mr. Buckman will also receive customary employee benefits and reimbursement of relocation and travel expenses.

   Termination of employment. If the Company terminates Mr. Buckman's employment without cause prior to the first anniversary of his employment agreement, he will be entitled to receive $250,000 and 187,500 shares of our common stock subject to his option will immediately become vested. If the Company terminates Mr. Buckman's employment without cause on or after the first anniversary of his employment agreement, he will be entitled to receive a cash bonus based upon the price of our common stock on the date of termination that will in no event exceed $300,000.

   Change in Control. In the event of a change in control of Homestore, an additional 30% of the then unvested shares subject to Mr. Buckman's stock option will immediately become vested.

  Mr. Giesecke

   In June 1998, the Company entered into an at-will employment agreement with John M. Giesecke, Jr. Under this agreement:

   Compensation. Mr. Giesecke initially received a base salary of $130,000 per year. Mr. Giesecke's current base salary is $160,000 per year. He is also eligible to receive a target bonus of 30% of his base salary.

   Termination of employment. Upon termination other than for cause, Mr. Giesecke will receive a severance payment equal to four months base salary.

  Mr. Tafeen

   In September 1997, the Company entered into an at-will employment agreement with Peter B. Tafeen. Under this agreement:

   Compensation. Mr. Tafeen initially received a base salary of $140,000 per year. Mr. Tafeen's current base salary is $160,000 per year. He is also eligible to receive a target bonus of 30% of his base salary.

   Termination of employment. Upon termination other than for cause, death or disability, Mr. Tafeen will receive a severance payment equal to three months base salary.

  Mr. Rosenblatt

   In September 1998, the Company entered into an at-will employment agreement with David M. Rosenblatt. Under this agreement:

   Compensation. Mr. Rosenblatt initially received a base salary of $140,000 per year. Mr. Rosenblatt's current base salary is $155,000 per year. He is also eligible to receive a target bonus of 30% of his base salary.

  Mr. Charney

   In June 1999, the Company entered into an at-will employment agreement with
M. Jeffrey Charney. Under this agreement:

   Compensation. Mr. Charney received a base salary of $160,000 per year. Mr. Charney may also be eligible to receive a target bonus of 30% of his base salary. Mr. Charney's bonus may exceed 30% of his base salary at the discretion of the Chief Executive Officer. In addition, the Company granted Mr. Charney an option to purchase 250,000 shares of our common stock, subject to vesting requirements.

   Termination of employment. If the Company terminates Mr. Charney's employment without cause prior to the first anniversary of his employment agreement, he will be entitled to receive six months severance pay, plus any earned bonus payment and a total of one year or 20% accelerated option vesting.

  Ms. Giffen

   In March 1998, the Company entered into an at-will employment agreement with Catherine Kwong Giffen. Under this agreement:

   Compensation. Ms. Giffen initially received a base salary equal to $120,000 per year. Ms. Giffen's current salary is $140,000. She is also eligible to receive a target bonus of 30% of her base salary.

Stock Option Grants in 1999

   The following table sets forth grants of stock options to our Chief Executive Officer and our four other most highly compensated executive officers in 1999.

   All options granted to these executive officers are immediately exercisable, to the extent they qualify as incentive stock options, and are either incentive stock options or nonqualified stock options. Shares acquired upon exercise of immediately exercisable options are subject to repurchase by Homestore, at the original exercise price paid per share, if the optionee ceases service with Homestore before those shares are vested. Some of these options are subject to acceleration upon a change of control of Homestore or termination of the optionee's employment. See "--Employment-Related Agreements." The options expire ten years from the date of grant and were granted at an exercise price equal to the fair market value of our common stock on the date of grant, as determined by the Board of Directors.

   Potential realizable values are computed by (a) multiplying the number of shares of common stock subject to a given option by the exercise price per share, (b) assuming that the aggregate stock value derived from that calculation compounds at the annual 5% or 10% rates shown in the table for the entire ten year term of the option and (c) subtracting from that result the aggregate option exercise price. The 5% and 10% assumed annual rates of stock price appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent our estimate or projection of future common stock prices.

                                                                    Potential Realizable
                                                                      Value at Assumed
                                     Percentage                     Annual Rates of Stock
                          Number of   of Total                       Price Appreciation
                          Securities  Options                                for
                          Underlying Granted to Exercise                 Option Term
                            Options  Employees   Price   Expiration ---------------------
Name                      Granted(#)  in 1999    ($/Shr)    Date        5%        10%
----                      ---------- ---------- -------- ---------- ---------- ----------
Stuart H. Wolff, Ph.D...   500,000      4.9%     $ 9.00     7/6/09  $2,830,026 $7,171,841
Michael A. Buckman......   750,000      7.3        2.00    2/19/09     943,342  2,390,614
John M. Giesecke, Jr....   100,000      1.0        9.00     7/6/09     566,005  1,434,368
Peter B. Tafeen.........   134,375      1.3        8.00    4/22/09     676,062  1,713,273
David M. Rosenblatt.....   125,000      1.2        2.00    1/21/09     157,224    398,436
                            50,000       .5       34.50   10/21/09   1,084,843  2,749,206

   The percentage of total options granted to employees is based on options to purchase a total of 10,214,114 shares of common stock of Homestore granted during 1999.

   Dr. Wolff's option vests monthly over five years commencing on January 1, 2002. Mr. Buckman's option vests over four years with 25% vesting on the first anniversary of the date of grant and 2.083% vesting each subsequent month. Mr. Giesecke's option vests with respect to 50,000 shares monthly over five years and with respect to the remaining 50,000 shares monthly over five years commencing on January 1, 2002. Mr. Rosenblatt's January 21, 1999 option vests monthly over four years and his October 21, 1999 option vests monthly over five years. Mr. Tafeen's option vests monthly over five years.

Aggregated Option Exercises in 1999 and Option Values at December 31, 1999

   The following table sets forth the number of shares acquired and the value realized upon exercise of stock options during 1999, and the number of shares of common stock subject to exercisable and unexercisable stock options held as of December 31, 1999, by our Chief Executive Officer and each of our four most highly compensated executive officers. Also reported are values of "in-the-money" options, which represent the positive spread between the exercise prices of outstanding stock options and the fair market value of $74 1/4 per share, based on the closing price of our common stock on December 31, 1999.

   The value realized equals the fair market value of the purchased shares on the option exercise date, less the exercise price paid for those shares. The heading "Vested" refers to shares that are no longer subject to repurchase; the heading "Unvested" refers to shares subject to repurchase as of December 31, 1999.

                                                Number of Securities    Value of Unexercised
                          Number of            Underlying Unexercised   In-the-Money Options
                           Shares                    Options at                  at
                          Acquired                December 31, 1999      December 31, 1999
                             on       Value    ----------------------   --------------------
Name                      Exercise   Realized    Vested     Unvested     Vested    Unvested
----                      --------- ---------- ---------- ------------ ---------- -----------
Stuart H. Wolff, Ph.D...  1,671,445 $3,328,634        --      500,000  $      --  $32,625,000
Michael A. Buckman......    750,000        --         --          --          --          --
John M. Giesecke, Jr....    166,660    299,988     54,167     254,173   3,904,377  17,759,860
Peter B. Tafeen.........    375,000    895,350     17,917     116,458   1,186,975   7,715,368
David M. Rosenblatt.....    229,545    340,381        --      120,455         --    7,107,038

                          RELATED PARTY TRANSACTIONS

   Other than compensation agreements and other arrangements, which are described as required in "Management," and the transactions described below during 1999, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or will be a party:

  .  in which the amount involved exceeded or will exceed $60,000, and

  . in which any director, executive officer, holder of more than 5% of our common stock on an as-converted basis or any member of their immediate family had or will have a direct or indirect material interest.

Operating Agreement with the National Association of REALTORS

   In November 1996, we entered into an operating agreement with the NAR which governs how our RealSelect subsidiary operates the REALTOR.com web site on behalf of the NAR. For a description of the operating agreement, please see our Annual Report on Form 10-K for 1999, filed with the SEC. On May 28, 1999, we issued 187,500 shares of common stock to the NAR in cancellation of $600,000 of our $1.2 million outstanding obligation to the NAR pursuant to one of the provisions of this agreement. The remaining $600,000 obligation under that provision was repaid in August 1999.

   Beginning in 1999, we are required to make quarterly payments to the NAR based on RealSelect's operating revenues.

   In 2000 and each year after 2000, RealSelect must pay the NAR annually the lesser of:

  .  5% of RealSelect's operating revenues; or

  . 15% of RealSelect's operating revenues less the percentage of our operating revenues paid to parties that provide us with real estate listings.

   This royalty payment is reduced by 2% to the extent earnings before interest and taxes are less than 10% of revenue, for that quarter.

   For 1999, we paid the NAR $99,288 in royalties based on RealSelect's consolidated gross revenues as defined under this agreement, less sales commissions paid to third parties related to those revenues, less any revenues from permitted marketing of information or data.

Conversion of RealSelect Stock into Homestore.com Stock

   Effective immediately prior to our initial public offering on August 4, 1999, the NAR converted all of its shares of RealSelect, except for one half of one share of RealSelect common stock, into an aggregate of 3,917,265 shares of our common stock. The NAR can require that we convert the remaining one half of one share of RealSelect into an aggregate of 124,815 shares of our common stock if we merge Homestore and RealSelect by August 4, 2000.

Acquisition of SpringStreet

   In June 1999, we acquired SpringStreet. Kleiner Perkins Caufield & Byers VIII L.P., KPCB VIII Founders Fund L.P. and KPCB Information Sciences Zaibatsu Fund II, L.P., who are stockholders of Homestore, were also stockholders of SpringStreet. In the merger, Kleiner Perkins Caufield & Byers VIII L.P. received convertible preferred stock equivalent to 1,135,465 shares of our common stock, KPCB VIII Founders Fund L.P. received convertible preferred stock equivalent to 65,730 shares of our common stock and KPCB Information Sciences Zaibatsu Fund II, L.P. received convertible preferred stock equivalent to 30,795 shares of our common stock.

   We were required to obtain the consent of the NAR in connection with our SpringStreet acquisition during 1999. In agreeing to the acquisition, the NAR imposed a number of important restrictions on how we can operate the SpringStreet.com web site. We must pay the NAR an annual royalty equal the lesser of (1) 5% of the rental site's operating revenues or (2) 15% of the rental site's operating revenues multiplied by the percentage of our real estate listings for REALTORS less the percentage of our operating revenues paid to data content providers.

   Under the consent, in addition to the SpringStreet.com web address, we must use a REALTOR-branded rental web address. If the consent is terminated we could be required to operate our rental properties web site at a different web address.

   Unless the consent is terminated as a result of a breach by the NAR, the NAR would be entitled to use the REALTOR-branded web address. As a result, we would face competition from the NAR. Other important restrictions include:

  . we cannot display advertisements from the same types of advertisers that we are prohibited from displaying on our REALTOR.com web site;

  . we are subject to the same restrictions as we are on the REALTOR.com site as to how we display advertisements from banks, loan brokers, mortgage brokers and other participants in the real estate industry on pages containing listings by a REALTOR;

  .  the site will be owned by or through our RealSelect subsidiary;

  . we must offer REALTORS preferred pricing for home pages or enhanced advertising on the rental web site;

  . we must use our best efforts to ensure that operating the rental site will not impact the quality or timeliness of how we perform our obligations under the operating agreement for REALTOR.com;

  . without the consent of the NAR, prior to the time we are using only the REALTOR-branded web address, we cannot provide a link on the SpringStreet.com web site linking the REALTOR.com web site to the SpringStreet.com web site and vice versa;

  . we cannot display listings for rental of units in smaller properties unless those units are listed with a REALTOR or listed on a REALTOR-controlled MLS, unless the NAR agrees that in a particular market, fewer than 50% of the listings are listed through REALTORS, in which case these properties must be listed with other non-REALTOR real estate professionals; and

  . we cannot list properties for sale on this site for the duration of our REALTOR.com operating agreement and for an additional two years.

Board Representation

   On August 4, 1999, we issued to the NAR one share of our Series A preferred stock. As long as the REALTOR.com operating agreement is in effect and the NAR continues to hold at least 20% of the shares of common stock it owned prior to our initial public offering on August 4, 1999, the NAR will be entitled to nominate one member to our board, through its ownership of the one share of our Series A preferred stock. Under our RealSelect stockholders agreement, so long as our operating agreement remains in effect, the NAR will have the right to nominate two members to RealSelect's board of directors.

   Mr. Hanauer, the NAR designee to our board, is a member of the Executive Committee of the National Association of REALTORS.

Repurchase of Mr. Janssen's InfoTouch Stock

   In February 1999, we repurchased 1,054,015 shares of InfoTouch common stock held by Mr. Janssen, for cash at a purchase price of $4.10 per share, under a stock redemption agreement that we entered into in August 1998.

Loans to Executive Officers

   In April 1999, Dr. Wolff exercised options to acquire 1,671,445 shares, Mr. Buckman exercised options to acquire 750,000 shares, Mr. Giesecke exercised options to acquire 166,660 shares, Mr. Rosenblatt exercised options to acquire 229,545 shares, Mr. Tafeen exercised options to acquire 375,000 shares and Ms. Giffen exercised options to acquire 189,615 shares of our common stock. The aggregate exercise price of these stock option exercises in April 1999 was $1.7 million for Dr. Wolff, $199,992 for Mr. Giesecke, $348,254 for
Mr. Rosenblatt, $229,650 for Mr. Tafeen and $194,994 for Ms. Giffen. Mr. Buckman paid $1.5 million, Mr. Giesecke paid $199,959, Mr. Rosenblatt paid $348,208, Mr. Tafeen paid $229,575 and Ms. Giffen paid $199,956 of the purchase price with promissory notes. Dr. Wolff issued promissory notes of $2.8 million to us in connection with the April 1999 exercise for the purchase price and related expenses. In July 1999, Mr. Charney exercised options to acquire 83,333 shares and paid $749,959 of the purchase price with a promissory note.

   The Report of the Compensation Committee and Stock Performance Graph are required by the SEC and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such acts.

                     REPORT OF THE COMPENSATION COMMITTEE

To The Board of Directors

   Final decisions regarding compensation and stock option grants to executive officers are made by the Compensation Committee of the Board of Directors (the "Committee"). The Committee is composed of three non-employee directors, none of whom have any interlocking relationships as defined by the Securities and Exchange Commission.

General Compensation Policy

   The Committee acts on behalf of the Board to establish the general compensation policy of the Company. The Committee reviews base salary levels and target bonuses for the Chief Executive Officer ("CEO") and other executive officers of the Company each year. The Committee also administers the Company's incentive and equity plans, including the 1999 Stock Incentive Plan and the 1999 Employee Stock Purchase Plan.

   The Committee's philosophy in compensating executive officers and certain other key employees of the Company is to relate compensation to corporate and individual performance and increases in shareholder value, while providing a total compensation package that is competitive and enables the Company to attract, motivate, reward and retain key executives and employees. Consistent with this philosophy, annual salary adjustments and the incentive component of executive officer compensation is determined after a review of the Company's and individual's performance for the previous year. Long-term equity incentives for executive officers are effected through the granting of stock options under the option plan. The Committee also utilizes salary surveys for reference purposes, but its salary determinations are not targeted to a specific level of comparable compensation.

1999 Executive Compensation

   Executive Compensation for 1999 included base salary, cash bonuses and stock option grants. Base salaries for the Company's executive officers are based on the executive's contribution to Company performance, level of responsibility, experience and breadth of knowledge. In January 2000, the Committee approved a bonus plan for the Company's executives for 1999 performance based on the following measures: Company revenue, Company earnings, and personal "Characteristics of Excellence." The Committee did not assign specific weightings to these individual measures. These bonuses ranged from approximately 15% to 60% of base salary. One executive officer received a guaranteed first year bonus of $250,000 or 125% of base salary, as stated in the executive's employment agreement.

   In 1999, stock options were granted to all executive officers as incentives for them to become employees or to aid in the retention of executive officers and to align their interests with those of the stockholders. Stock options typically have been granted to executive officers when the executive first joined the Company, in connection with the significant change in responsibilities and, occasionally, to achieve equity within a peer group. The number of shares subject to each stock option granted is within the discretion of the Committee and is based on anticipated future contribution and ability to impact corporate and/or business unit results, past performance, and work consistency within the executive's peer group. Generally, these options vest and become exercisable as to 20% of the shares one year after the date of grant and on a monthly basis for 48 months thereafter.

1999 CEO Compensation

   Dr. Stuart Wolff was hired by the Company pursuant to an employment agreement dated August 1998 which provides for a base salary of $200,000 and a target bonus of up to 100% of his base salary for that year. The Committee solicited input from all of the Company's Board members concerning Dr. Wolff's performance as part of the process of determining Dr. Wolff's compensation for 1999. Based on this input, and (1) the Company meeting its financial and operational goals for 1999, (2) the Company's highly successful initial public offering, (3) Dr. Wolff's leadership during a period of rapid growth, and (4) the number of vested and unvested options held by Dr. Wolff, the Committee awarded Dr. Wolff a bonus of $250,000 and granted him stock options to purchase a total of 500,000 shares of the Company's common stock.

Compliance with Section 162(m) of the Internal Revenue Code of 1986

   The Company intends to comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986. The 1999 Stock Incentive Plan is already in compliance with Section 162(m) by limiting stock awards to named executive officers. The Company does not expect cash compensation for 2000 for any executive officer to exceed $1,000,000.

By the Compensation Committee
of the Board of Directors

Michael C. Brooks
L. John Doerr
Joe F. Hanauer

                            STOCK PERFORMANCE GRAPH

   The following graph compares, for the period that the Company's common stock has been registered under Section 12 of the Exchange Act (which commenced on August 4, 1999), the cumulative total stockholder return for (i) the Company (ii) the Composite Index for The Nasdaq Stock Market (U.S. Companies) (the "Nasdaq Index") and (iii) the Chase H&Q Internet Index. This graph assumes the investment of $100 on August 5, 1999 (the first trading day) in the Company's common stock, the Nasdaq Index and the Chase H&Q Internet Index, and further assumes no payment or reinvestment of dividends.

                      [PERFORMANCE GRAPH APPEARS HERE]

                                         Nasdaq Stock    Chase H&Q
DATES                  Homestore.com     Market-U.S.     Internet
-----                  -------------     ------------    ----------
8/5/99                 100.00            100.00          100.00
Aug-99                 263.13            107.20          121.87
Sep-99                 208.44            107.03          134.91
Oct-99                 234.69            114.80          149.16
Nov-99                 326.25            127.05          187.99
Dec-99                 371.25            154.46          261.15

                     ITEM 2--RATIFICATION OF SELECTION OF
                            INDEPENDENT ACCOUNTANTS

   The firm of PricewaterhouseCoopers LLP, the Company's independent accountants for the year ended December 31, 1999, was recommended by the Audit Committee, whose selection was approved by the Board of Directors to act in such capacity for the fiscal year ending December 31, 2000, subject to ratification by the stockholders. If the stockholders of the Company do not ratify the selection of PricewaterhouseCoopers LLP, the Board of Directors, on the recommendation of the Audit Committee, will appoint substitute independent accountants.

   A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions.

Recommendation of the Board

   THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO RATIFY THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2000.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Exchange Act requires the Company's directors, executive officers and holders of more than 10% of the Company's common stock (collectively, "Reporting Persons") to file with the SEC initial reports of ownership and reports of changes in ownership of the Company's common stock. Reporting Persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

   The Company believes, based solely on its review of the copies of Section 16(a) reports received or written representations from certain Reporting Persons, that no other reports were required to be filed with the SEC during the fiscal year ended December 31, 1999 by its Reporting Persons.

               STOCKHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING

   Proposals of stockholders which are intended to be presented by such stockholders at the Company's 2001 annual meeting must be received by the Company no later than December 1, 2000 in order that they may be included in the proxy statement and form of proxy relating to that meeting.

           ADVANCE NOTICE PROCEDURES FOR NEXT YEAR'S ANNUAL MEETING

   The Company hereby advises stockholders that, until further notice, notice of a stockholder-sponsored proposal submitted outside of the process of Rule 14a-8 under the Securities Exchange Act of 1934 (i.e., a proposal to be presented at the next annual meeting of stockholders but not submitted for inclusion in the Company's proxy statement) will be considered untimely under the Company's bylaws unless it is received between January 12 and February 11, 2001.

                                 OTHER MATTERS

   The Company knows of no other matters to be submitted to the stockholders at the Annual Meeting. If any other matters properly come before the stockholders at the Annual Meeting, it is the intention of the persons named on the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

Thousand Oaks, CA
March 13, 2000
                                          By Order of the Board of Directors,

                                          /s/ John M. Giesecke, Jr.
                                          John M. Giesecke, Jr.
                                          Executive Vice President, Chief
                                          Financial Officer and Secretary

--------------------------------------------------------------------------------

                              Homestore.com, Inc.
                 PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 12, 2000
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned holder(s) of Homestore.com, Inc. (the "Company") common stock hereby nominate(s), constitute(s) and appoint(s) Stuart H. Wolff and John
M. Giesecke and each of them, the attorneys, agents and proxies of the undersigned, with full power of substitution to each, to attend and act as proxy or proxies of the undersigned at the annual meeting of stockholders (the "Annual Meeting") of the Company to be held at the City of Thousand Oaks Civic Arts Plaza located at 2100 Thousand Oaks Boulevard, Thousand Oaks, CA on April 12, 2000 at 2:00 p.m., local time, or any postponements or adjournments thereof, and to vote as specified herein the number of shares which the undersigned, if personally present, would be entitled to vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS AND "FOR" PROPOSAL 2. THE PROXY WHEN PROPERLY EXECUTED SHALL BE VOTED IN ACCORDANCE AS DIRECTED. IF NO DIRECTION IS MADE FOR A GIVEN PROPOSAL, THE PROXY WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS AND "FOR" PROPOSAL 2.


--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                               Please mark [X]
                                                                                                             your votes as
                                                                                                              indicated in
                                                                                                              this example
1. ELECTION OF DIRECTORS.                            NOMINEES: Nigel D.T. Andrews                2. RATIFICATION OF APPOINTMENT OF
                                                     and Richard R. Janssen                         PRICEWATERHOUSECOOPERS LLP AS
      FOR all nominees      WITHHOLD AUTHORITY       (INSTRUCTION: To withhold authority            INDEPENDENT ACCOUNTANTS.
    listed to the right        to vote for           to vote for any individual nominee or
     (except as marked         all nominees          nominees, write the name of that nominee         FOR   AGAINST   ABSTAIN
      to the contrary)      listed to the right      or nominees in the space below.)                 [_]     [_]       [_]

           [_]                     [_]                 ________________________________________

3. OTHER BUSINESS.  In their discretion, the Proxy              I WILL ATTEND [_]      The undersigned hereby ratifies and confirms
   Holders are authorized to vote upon such other                                    all that the Proxy Holders, or any of them, or
   business as may properly come before the Annual Meeting                           their substitutes, shall lawfully do or cause
   or any postponements or adjournments thereof. The Board                           to be done by virtue hereof, and hereby
   of Directors at present knows of no other business to be                          revokes any and all proxies heretofore given
   presented by or on behalf of the Company or the Board                             to the undersigned to vote at the Meeting. The
   of Directors at the Annual Meeting.                                               undersigned acknowledges receipt of the Notice
                                                                                     of Annual Meeting of Stockholders, the Proxy
                                                                                     Statement accompanying said Notice and the
                                                                                     audited Financial Statement delivered with or
                                                                                     prior to said Notice.
                                                                        ________
                                                                                |    Dated____________________________________, 2000
                                                                                |
                                                                                     _______________________________________________
                                                                                     (Please Print Name)

                                                                                     _______________________________________________
                                                                                     (Signature of Holder of common stock)

                                                                                        (Please date this Proxy and sign above as
                                                                                     your name(s) appear(s) on this card. Joint
                                                                                     owners each should sign personally. Corporate
                                                                                     proxies should be signed by an authorized
                                                                                     officer. Executors, administrators, trustees,
                                                                                     etc. should give their full titles.)


------------------------------------------------------------------------------------------------------------------------------------
                                                       FOLD AND DETACH HERE

------------------------------------------------------------------------------------------------------------------------------------